Exhibit 10.50

Pension Plan

Rules

Revised and Consolidated as at
January 1, 2024

Canadian Pacific Railway Company
Secondary Pension Plan

Canadian Pacific Railway Company
Secondary Pension Plan

i

Article 1 – Preamble

1.01 The Rules

This document constitutes the rules governing the Canadian Pacific Railway Company Secondary Pension Plan (the “Plan”).

1.02 Governing Law

This Plan, and all rights and obligations hereunder, shall be construed, governed and administered in accordance with the laws of Canada, except for those rights and obligations that are solely within the jurisdiction of a province or other competent authority. Nothing in this Plan shall derogate from any rights or obligations provided under such applicable laws even to the extent not expressly provided for herein.

1.03 Creation of Plan

The Company established the Plan, effective June 1, 2013.

1.04 Amendment and Consolidation of Plan Document

This Plan document is an amendment and consolidation of the Plan rules incorporating all amendments made to the Plan up to January 1, 2024 as well as various housekeeping amendments or changes to clarify administrative practice. In addition, the current amendment grants June 1, 2013 Union Members past service benefits for Pensionable Service up to and including the earlier of their Date of Cessation of Membership and December 31, 2024, with their accrued pensions frozen on that date. This Plan document applies to Members accruing Pensionable Service on or after January 1, 2024 and for Members with a Date of Cessation of Membership on or after January 1, 2024. For Members with a Date of Cessation of Membership prior to January 1, 2024, benefit entitlements are determined pursuant to the Plan rules and related amendments in effect prior to this date.

Article 2 – Definitions

Definitions

In this Plan, unless the context otherwise requires:

2.01 Act

“Act” means the Pension Benefits Standards Act, 1985, as amended from time to time.

2.02 Actuarially Equivalent

“Actuarially Equivalent” means of equivalent value to any pension, computed on the basis of interest, mortality and other contingencies and tables adopted by the Company for such purposes on the advice of the Actuary and in effect on the date such computation is being made, and “Actuarial Equivalent” has the corresponding meaning. Notwithstanding the foregoing, the Company may adopt a basis that eases administration of the Plan, including the use of unisex factors, provided that such basis is not precluded by the Act, the Regulations or the Revenue Rules.

2.03 Actuary

“Actuary” means an individual who is retained by the Company to provide such actuarial advice and services as may be required from time to time for the purposes of the Plan and who is a Fellow of the Canadian Institute of Actuaries.

2.04 Average Year’s Maximum Pensionable Earnings

“Average Year’s Maximum Pensionable Earnings” means the average of the Year’s Maximum Pensionable Earnings throughout the period used in computing a Member’s Highest Plan Earnings.

2.05 Averaged Incentive Compensation

“Averaged Incentive Compensation” means, subject to Section 5.01(e), an amount calculated as the product of the amount described in Section 2.23(a) of the definition of Highest Plan Earnings in respect of the Member multiplied by the lesser of “A” and “B”, where A and B are determined as at the AIC Date, where “AIC Date” means the earlier of the Member’s Date of Cessation of Membership (or December 31, 2024, if earlier, for June 1, 2013 Union Members) and the date on which the Member commences a pre-retirement leave of absence, and where:

“A” is calculated as follows:

(a)for each of the ten (10) calendar years preceding the year of the AIC Date, determine what percentage of the Member’s Base Earnings for that year are incentive plan payment(s) paid by the Company during that same year; then

(b)average the five (5) highest percentages obtained under Section (a).

The determination of whether any particular payment by the Company to a Member comprises an incentive plan payment shall be determined by the Company in its sole discretion.

Article 2 – Definitions (continued)

“B” equals the average of the Member’s level of target award under the Short Term Incentive Plan in effect on each December 31 over the five year period ending on the AIC Date, expressed as a percentage of salary.

For the purposes of calculating B above, the Member’s level of target award under the Short Term Incentive Plan at a December 31 that is prior to 2011 shall be deemed to equal the Member’s level of target award under the Short Term Incentive Plan at December 31, 2010, and furthermore, the Member’s level of target award under the Short Term Incentive Plan at December 31, 2010 shall be the Member’s level of target award in effect immediately prior to the introduction of the revised level of target awards approved by the Board in February 2011.

2.06 Base Earnings

“Base Earnings” means, subject to Section 5.01(e):

(a)for an Employee participating in the sales incentive plan sponsored prior to December 31, 2013 by the Company, the lesser of:

(i)the Member’s Earnings if he had elected to participate in the Short Term Incentive Plan instead of the sales incentive plan, and

(ii)the salary or wages, including overtime and Deemed Earnings, and incentive pay paid to a Member by the Company; or

(b) for all other Employees, the Member’s Earnings

For the purposes of (a)(ii) and (b) above, in respect of Members whose salary or wages are paid in a currency other than Canadian currency, such salary or wages, including overtime and Deemed Earnings, and incentive pay, if applicable, shall be converted to Canadian currency based on the average exchange rate for the calendar year the salary or wages were paid.

2.07 Beneficiary

"Beneficiary" means, in the absence of a Spouse, the person designated by the Member or Former Member in writing to the Company to receive an amount pursuant to Article 12 or, where no person has been so designated or where the Member or Former Member is not survived by the person designated, the estate of the Member or Former Member.

2.08 Board

“Board” means the board of directors of Canadian Pacific Railway Company.

2.09 Canadian Average Industrial Wage

“Canadian Average Industrial Wage” means the “average wage” as that term is defined in the Revenue Rules.

2.10 Combined Eligibility Service

Article 2 – Definitions (continued)

“Combined Eligibility Service” means the aggregate of all non-overlapping periods of Service since the latest date on which the Employee was hired by the Company or, if applicable, was re-hired by the Company following a separation from service, and during which the Member was:

(a)a member of any Company-sponsored pension plan; and

(b)actively accruing pension benefits in such a plan.

2.11 Company

“Company” means Canadian Pacific Railway Company.

2.12 Consumer Price Index

“Consumer Price Index” means with respect to any pension payable in Canadian currency, the Consumer Price Index for Canada, as published by Statistics Canada under the authority of the Statistics Act, or, if for any reason that index is discontinued, becomes unavailable or is amended so as no longer to be, in the opinion of the Company, appropriate for the purposes of the Plan, such index as shall be approved by the Company.

2.13 Date of Cessation of Membership

“Date of Cessation of Membership” means the date determined in accordance with Section 4.02.

2.14 Deemed Earnings

“Deemed Earnings” means

(a)in respect of any Employee who ceases membership in the Plan with less than sixty (60) months of Pensionable Service, for any calendar month or part thereof before the Employee became a Member, the basic rate of pay on a monthly basis for the position held by the Employee when the Employee became a Member multiplied by the Canadian Average Industrial Wage for the month in question and divided by the Canadian Average Industrial Wage for the month in which the Employee became a Member;

(b)for any period when a Member is temporarily absent on account of illness or injury, or when a Member is on leave due to child care responsibilities, including maternity leave, granted by the Company pursuant to the Canada Labour Code, or when a Member is on compassionate care leave, granted by the Company pursuant to the Canada Labour Code, the salary or wages the Member would have received during that period if not absent or on leave, as the case may be;

(c)for any period of lay-off described in Section 6.01(e)(i), the basic salary or wages of the Member at the commencement of that period; and

(d)for any period when a Member is absent on leave for a purpose set out in Section 6.02 or Section 6.03, the Base Earnings the Member would have received during that period if not on

Article 2 – Definitions (continued)

leave. Base Earnings will be indexed annually in accordance with increases in the Canadian Average Industrial Wage.

2.15 Defined Benefit Limit

“Defined Benefit Limit” has the same meaning as in the Revenue Rules.

2.16 Early Retirement Date

“Early Retirement Date” means a date determined in accordance with Section 7.02.

2.17 Earnings

(a)“Earnings” means the salary or wages paid to a Member by the Company, and includes overtime and Deemed Earnings. For required Revenue Rules pension adjustment reporting purposes only, earnings shall be annualized on a basis adopted by the Company for such purpose.

(b)Notwithstanding the foregoing, in respect of Members whose salary or wages are paid in a currency other than Canadian currency, Earnings means the salary or wages paid to a Member by the Company, including overtime and Deemed Earnings, converted into Canadian currency based on the average exchange rate for the calendar year the salary or wages were paid.

2.18 Employee

“Employee” means a person who is employed by the Company.

2.19 Excess Earnings

“Excess Earnings” in a calendar year means the excess, if any, of (a) over (b), where

(a)is the lesser of the Member's Base Earnings in the year, and the product of fifty (50) and the Pension Limit for the year, and

(b)is the product of fifty (50) and $1,975.00.

2.20 Fixed Limit Service

“Fixed Limit Service” means the Service by a Member while they are classified by the Company in a salary grade to which Section 2.37(a) in the definition of “Pension Limit” applies and, for greater clarity, excludes any period of Union Service.

2.21 Former Member

“Former Member” means a person who has ceased to be a Member of the Plan in accordance with Section 4.02, who remains entitled to receive a benefit from the Plan, and who is not a Pensioner.

Article 2 – Definitions (continued)

2.22 Fund

“Fund” means the fund established for the purposes of the Plan in accordance with a pension trust agreement between the Company and the Trustee.

2.23 Highest Plan Earnings

“Highest Plan Earnings” means:

(a)subject to (b) and (c), the greater of (i) and (ii) where:

(i)means (A) or (B), as applicable, where:

(A)applies to a Member engaged to work on a full-time basis, and is equal to the average monthly Base Earnings of the Member during the sixty (60) months ending with the month in which the Date of Cessation of Membership occurs (or December 31, 2024, if earlier, for June 1, 2013 Union Members), and

(B)applies to a Member engaged to work on a part-time basis, and is equal to the sum of the Base Earnings of the Member during the one thousand two hundred and sixty (1,260) days of Service ending with the day on which the Date of Cessation of Membership occurs (or December 31, 2024, if earlier, for June 1, 2013 Union Members) divided by sixty (60); and

(ii)is the average monthly Base Earnings of the Member during the highest-paid five (5) consecutive calendar years of the Member’s Service while a Member (but with the Member’s Service deemed, for this purpose, to cease at the earlier of the Date of Cessation of Membership and December 31, 2024 for June 1, 2013 Union Members).

(b)For periods of Pensionable Service on and after January 1, 2001, Highest Plan Earnings shall be modified to include Averaged Incentive Compensation.

(c)For a Member who was a Middle Manager/Executive on or after January 1, 2008 and who had become a Middle Manager/Executive prior to October 1, 2008, Highest Plan Earnings shall be modified in respect of periods of Pensionable Service prior to January 1, 2001 to include Averaged Incentive Compensation.

Notwithstanding the foregoing, the Highest Plan Earnings of a Member who:

(d)becomes employed in a position covered by a collective agreement with a Union; or

(e)ceases to be classified by the Company in a salary grade to which Section 2.37 in the definition of “Pension Limit” applies, but remains employed by the Company,

shall not be less than their Highest Plan Earnings determined as if the Member had ceased to be a Member immediately before the event in Section 2.23(d) or Section 2.23(e) above.

For greater clarity, the Highest Plan Earnings of a June 1, 2013 Union Member shall be determined at the earlier of that Member’s Date of Cessation of Membership and December 31, 2024 and shall not change thereafter.

Article 2 – Definitions (continued)

2.24 Interest

“Interest” means:

(a)for Members who have not yet terminated employment, retired or died on December 31st of any calendar year, the rate of investment return earned by the Fund, net of expenses paid from the Fund, for the calendar year as determined by the Company, subject to a minimum of zero percent (0%); or

(b)for Members who terminate employment, retire, or die within a calendar year, the rate of investment return earned by the Fund, net of expenses paid from the Fund, for the preceding calendar year as determined by the Company, subject to a minimum of zero percent (0%).

2.25 June 1, 2013 Union Member

“June 1, 2013 Union Member” means a Member who was employed in a position covered by a collective agreement with a Union on June 1, 2013 but became employed in a position not covered by a collective agreement with a Union prior to January 1, 2024 and remains an Employee on January 1, 2024.

2.26 Last Date of Hire

“Last Date of Hire” of an Employee means the latest date on which the Employee was hired by the Company or, if applicable, was re-hired by the Company following a separation of service.

2.27 Late Retirement Date

“Late Retirement Date” means a date determined in accordance with Section 7.03(b).

2.28 Lifetime Pension

“Lifetime Pension” means the pension determined in accordance with the provisions of Article 8.

2.29 Locked-In Retirement Fund

“Locked-in Retirement Fund” means a financial arrangement to which locked-in amounts transferred from the Plan may be made, being limited to:

(a)a locked-in retirement account, as that term is described and regulated in the Act and Regulations;

(b)a registered pension plan, if and to the extent the transferee plan will accept the transfer;

(c)a life income fund, as that term is described and regulated in the Act and Regulations;

(d)an insurance company licensed to carry on a life insurance business in Canada, to purchase an immediate or deferred life annuity; or

Article 2 – Definitions (continued)

(e)such other registered vehicle as may be approved under the Act, the Regulations and the Revenue Rules;

provided, however, that:

(f)the administrator of such arrangement agrees, in writing, to administer such transferred amount in accordance with the Act and Regulations.

2.30 Maximum Deemed Service

“Maximum Deemed Service” means, on a cumulative basis, sixty (60) months excluding Parental Leave and ninety-six (96) months including Parental Leave.

For the sole purpose of calculating Maximum Deemed Service, where a Member receives any remuneration during a period described in Sections 6.01(e)(i) to (iv), Section 6.02(b), or Section 6.03, the duration of the period, expressed in months, shall be deemed to be equal to the product of (a) and (b), where:

(a) is:
(i)if the Member’s actual remuneration is less than the remuneration the Member would have received if the Member had rendered service to the Company on a regular basis throughout that period, the difference between one (1) and the ratio of the remuneration actually received by the Member during that period to the remuneration the Member would have received if the Member had rendered service to the Company on a regular basis throughout that period, or

(ii)if the Member’s actual remuneration is equal to or greater than the remuneration the Member would have received if the Member had rendered service to the Company on a regular basis throughout that period, zero (0); and

(b)the actual duration of the period, expressed in months.

2.31 Member

“Member” means an Employee who has become a member of the Plan and who has not ceased membership in the Plan pursuant to Section 4.02.

2.32 Middle Manager/Executive

“Middle Manager/Executive” means an Employee who holds a permanent position that is classified by the Company, under any of the Company’s salary plans, as being a Middle Manager or Executive position.

2.33 Normal Retirement Date

“Normal Retirement Date” means a date specified in Section 7.01(a).

2.34 Parental Leave

Article 2 – Definitions (continued)

“Parental Leave” means a period of leave described in Section 6.01(e)(ii) which is also all or part of a twelve (12)-month period, or up to an eighteen (18)-month period, that commences at:

(a)the date of birth of a child of whom the Member is a natural parent, or

(b)the date the Member adopts a child.

2.35 Past Pensionable Service Offset

“Past Pensionable Service Offset” has the meaning set out in Section 8.01(c).

2.36 Pension Accrued

“Pension Accrued” means:

(a)the Lifetime Pension, to which a Former Member is entitled or to which a Member would be entitled upon cessation of membership on that date, and

(b)with respect to any period, the excess of the Pension Accrued as at the end of such period over the Pension Accrued at the commencement of that period where both are calculated on the basis of the Member’s or Former Member’s Highest Plan Earnings as at the end of such period (or as at December 31, 2024, if earlier, in the case of a June 1, 2013 Union Member).

2.37 Pension Limit

“Pension Limit” in respect of a calendar year means:

(a)in respect of a Member accruing Fixed Limit Service, $2,200; and

(b)in respect of a Member accruing Statutory Limit Service, the Defined Benefit Limit for that calendar year.

2.38 Pensionable Service

“Pensionable Service” means any Service, expressed in years and fractions thereof, included as pensionable service in accordance with Article 6.

“Future Pensionable Service” is Pensionable Service on or after June 1, 2013.

“Past Pensionable Service” is Pensionable Service prior to June 1, 2013.

2.39 Pensioner

“Pensioner” means a person who, having been a Member or Former Member, is receiving a monthly pension benefit from the Plan commencing on his Retirement Date.

2.40 Plan

“Plan” means this Canadian Pacific Railway Company Secondary Pension Plan.

Article 2 – Definitions (continued)

2.41 Post-Retirement Spouse

“Post-Retirement Spouse” means, subject to the requirements for registration under the Act and Revenue Rules,

(a)if there is no person described in Section (b), a person who was married to the Pensioner for at least one (1) year immediately prior to the date of the death of the Pensioner, or

(b)a person who was publicly represented by the Pensioner as a spouse of the Pensioner and cohabited with the Pensioner in a conjugal relationship immediately prior to the date of death of the Pensioner for at least one (1) year, if the Pensioner and that person were free to marry, or at least three (3) years, if either of them was not free to marry the other.

2.42 Regulations

“Regulations” means the Pension Benefits Standards Regulations, 1985, as amended from time to time.

2.43 Retirement Date

“Retirement Date” means a Normal Retirement Date, Early Retirement Date, or Late Retirement Date, as the case may be.

2.44 Revenue Rules

“Revenue Rules” means the provisions of the Income Tax Act (Canada), and any relevant regulations thereto, as they may be amended from time to time, pertaining to pension plans or funds registered under the Income Tax Act (Canada) as they are applicable to the Plan.

2.45 Service

“Service” when used with reference to any person, refers to employment of that person by the Company since that person’s Last Date of Hire.

2.46 Short Term Incentive Plan

“Short Term Incentive Plan” means the Canadian Pacific Railway Company Short Term Incentive Plan, as amended from time to time, and the terms and conditions thereunder, or such other successor incentive plan as may be designated by the Company.

2.47 Spouse

“Spouse” means, subject to the requirements for registration under the Act and Revenue Rules,

(a)in relation to a Member, Former Member or Pensioner, if there is no person described in Section (b), a person who is married to the Member, Former Member or Pensioner or who is a party to a void marriage or, in Quebec, null marriage with the Member, Former Member or Pensioner, or

Article 2 – Definitions (continued)

(b)a person who is cohabiting with the Member, Former Member or Pensioner in a conjugal relationship at the relevant time, having so cohabited with the Member, Former Member or Pensioner for at least one (1) year.

2.48 Statutory Limit Service

“Statutory Limit Service” means Service by a Member while they are classified by the Company in a salary grade to which Section 2.37(b) in the definition of “Pension Limit” applies and, for greater clarity, excludes any period of Union Service.

2.49 Superintendent

“Superintendent” means the Superintendent of Financial Institutions referred to in the Act.

2.50 Trustee

“Trustee” means a corporate or other trustee, and its successors and assigns, designated as such in a pension trust agreement made with the Company to administer the Fund in accordance with and subject to this Plan.

2.51 Union

“Union” means an association or organization that is entitled to represent Employees for the purpose of collective bargaining.

2.52 Union Service

“Union Service” means Service during which time an Employee is represented by a Union.

2.53 Year’s Maximum Pensionable Earnings

“Year’s Maximum Pensionable Earnings” has the same meaning as in the Canada Pension Plan.

Article 3 – Intentionally Left Blank

Article 4 – Membership

4.01 Eligibility

A person who is:

(a)an Employee, or is employed by another employer that participates in the Plan, who:

(i)is employed in a position not covered by a collective agreement with a Union provided that, if the Employee was employed in a position covered by a collective agreement with a Union on June 1, 2013, the Employee became employed in a position not covered by a collective agreement with a Union on or before December 31, 2023 and remained employed by the Company on January 1, 2024;

(ii)is not a unionized employee temporarily assuming a position not covered by a collective agreement with a Union;

(iii)is not accruing on a defined contribution basis under any other plan sponsored by the Company; and

(iv)whose Last Date of Hire is on or before May 31, 2013; or

(b)an Employee who has Service that would qualify as Past Pensionable Service under the Plan; or

(c)covered by this Plan by virtue of an agreement between the Company and another employer relating to the protection and administration of pension benefits of that person or of a group of persons of which that person is a member;

shall be a Member of the Plan unless the Employee objects thereto because of religious beliefs, in which case a notice shall be made in writing to the pension department in such form as the Company may require.

For greater certainty, no other Employees shall be permitted or required to become a Member of the Plan.

4.02 Cessation of Membership

Membership in the Plan ceases on the earliest of:

(a)the Retirement Date of the Member,

(b)the date the Member ceases to be an Employee,

and

(c)the date of termination of the Plan.

Notwithstanding anything in this Section, a Member who is transferred between employers as listed under ‘Company’ shall be deemed not to have ceased Membership in the Plan upon such transfer and shall continue to accrue benefits under this Plan.

Article 4 – Membership (continued)

4.03 Re-employed Pensioner

Notwithstanding anything in this Article, no person who has commenced receiving a pension under the Plan may become a Member.

4.04 Suspension of Membership

(a)If a Member ceases to accrue Pensionable Service, but remains an Employee, that Member’s participation in the Plan shall be suspended.

(b)If a Member whose membership was suspended pursuant to Section 4.04(a) recommences accruing Pensionable Service, that Member shall recommence participation in the Plan.

(c)Where a June 1, 2013 Union Member ceases to accrue Pensionable Service on December 31, 2024, that Member's participation in the Plan shall be suspended.

(d)For greater certainty, suspension of a Member's membership in this Plan pursuant to Section 4.04(a) or Section 4.04(c) does not, in itself, constitute a cessation of membership and does not entitle the Member to receive termination benefits from this Plan prior to cessation of membership pursuant to Section 4.02.

Article 5 – Contributions

5.01 Employees

(a)Subject to Sections 5.01(b), (c) and (d), every Member shall, while accruing Pensionable Service, contribute 7% of their Excess Earnings to the Fund.

(b)No Member contributions are required in respect of any period referred to in Section 6.02.

(c)Notwithstanding Section 5.01(a), the contributions required in respect of a period referred to in Section 6.03 are, subject to the limit on contributions prescribed as a condition for registration of the Plan in the Revenue Rules, twice the amount determined in accordance with Section 5.01(a).

(d)No Member contributions are required by a June 1, 2013 Union Member in respect of any period of Pensionable Service under the Plan up to and including December 31, 2024.

(e)In the event a Member becomes totally disabled as certified by a medical doctor or nurse practitioner, who is licensed to practice under the laws of a province or of the place where the Member resides, he shall cease to be required to contribute to the Plan for the period of time during which he is in receipt of benefits from the Company’s long-term disability plan. The period of time during which such Member is accruing benefits in accordance with this clause shall be excluded in determining Averaged Incentive Compensation under Section 2.05. For greater clarity, the cessation of the requirement to contribute to the Plan shall apply only to an Employee who was a Member prior to becoming disabled.

5.02 Payment of Contributions

(a)Subject to Section 5.01, a Member shall commence making contributions upon the commencement of their Pensionable Service.

(b)Unless otherwise provided in this Plan, a Member shall make contributions for each calendar month of Pensionable Service.

(c)A Member shall not be required to make contributions in respect of a period of Service that is not credited as Pensionable Service because of the effect of the Maximum Deemed Service provisions contained in Section 6.05, or because of the effect of the Maximum Pensionable Service provisions contained in Section 6.06.

5.03 Currency

All contributions shall be calculated and credited to the Fund in Canadian currency.

5.04 The Fund

All monies accruing to the Fund shall be deposited into a separate account to the credit of the Trustee and shall not form part of the revenues or assets of the Company. The Fund shall be administered in accordance with this Plan and the assets of the Fund shall be invested in the manner prescribed by the Act and the Regulations and in accordance with such directions as the Company may give.

5.05 Payments from the Fund

Article 5 – Contributions (continued)

There shall be paid from the Fund:

(a)any and all expenses relating to the Plan and the Fund, and

(b)all pensions, lump sums, refunds and Interest to be paid under this Plan.

5.06 Company Contributions to the Fund

(a)The Company shall pay into the Fund from time to time such amounts as may be required in accordance with such tests and standards for solvency as are prescribed by the Act and the Regulations, provided such contributions are made pursuant to a recommendation of the Actuary in accordance with the Revenue Rules.

(b)While the Plan remains in force, the Company is entitled, subject to the requirements of the Act, the Regulations and the Revenue Rules,

(i)to utilize any surplus assets to reduce any amounts the Company is required to pay into the Fund, or

(ii)to withdraw any surplus assets from the Fund.

5.07 Termination and Surplus

In the event of the termination or winding-up of this Plan, the Fund shall be applied by the Trustee towards making full provision, in accordance with the provisions of the Act and the Regulations, for any pension or other benefits in accordance with this Plan in respect of Pensionable Service up to the date of such termination or winding-up. Any remaining assets shall become the sole and exclusive property of the Company.

Article 6 – Pensionable Service

6.01 Pensionable Service

(a)Subject to Sections 6.01(b), (c), and (d), “Pensionable Service” consists of any period of:

(i)Fixed Limit Service; or

(ii)Statutory Limit Service,

by a Member, on or after June 1, 2013, in respect of which all contributions required under this Plan have been made. Notwithstanding anything in this Section, for June 1, 2013 Union Members, Pensionable Service does not include any period of Fixed Limit Service or Statutory Limit Service on or after January 1, 2025 or any period of Past Pensionable Service.

(b)Members who on June 1, 2013 were accruing (or would be accruing, if not for the limits on Pensionable Service under Sections 6.05 and 6.06):

(i)Fixed Limit Service, shall have the entirety of that Member’s Fixed Limit Service and Statutory Limit Service, while accruing defined benefit pension under the Canadian Pacific Railway Company Pension Plan prior to June 1, 2013, included in their Past Pensionable Service and classified as Fixed Limit Service; and

(ii)Statutory Limit Service, shall have the entirety of that Member’s Fixed Limit Service and Statutory Limit Service, while accruing defined benefit pension under the Canadian Pacific Railway Company Pension Plan prior to June 1, 2013, included in their Past Pensionable Service and classified as Statutory Limit Service.

(c)In the event a Member becomes totally disabled as certified by a medical doctor or nurse practitioner, who is licensed to practice under the laws of a province or of the place where the Member resides, he shall continue to accrue Pensionable Service for the period of time during which he is in receipt of benefits from the Company’s long-term disability plan. In no event, however, shall such a disabled Member accrue Pensionable Service after the earlier of the date the Member: attains their Normal Retirement Date, dies, or the Plan is terminated.

(d)A Member shall be deemed to cease to be disabled on the earlier of the date on which the Member ceases to qualify as disabled in accordance with the Company’s long-term disability plan and the date the Member meets the requirements to receive an unreduced retirement pension in accordance with Article 7.

(e)Pensionable Service shall include:

(i)A period of lay-off that does not exceed twelve (12) consecutive calendar months, where:

(A)at the commencement of the lay-off the Member has at least twenty (20) years of cumulative Service, and

(B)the Member, throughout the lay-off, has not declined to accept another position offered by the Company;

Article 6 – Pensionable Service (continued)

(ii)Leave due to child care responsibilities, including maternity leave, granted by the Company pursuant to the Canada Labour Code;

(iii)A leave of absence in respect of which a Member receives any Earnings other than Deemed Earnings;

(iv)On and after January 1, 2004, compassionate care leave granted by the Company pursuant to the Canada Labour Code; and

(v)A period of Service rendered outside Canada while the Member is, or has been, a resident of Canada.

(f)For greater certainty, no further Pensionable Service shall accrue to a June 1, 2013 Union Member on or after January 1, 2025.

6.02 Military Service

(a)The period during which a Member was absent on leave for active service in the Armed Forces of Canada shall be included as Pensionable Service.

(b)Section 6.02(a) shall apply mutatis mutandis to the extent required by law to any other period during which a Member is absent on leave for active service in the Armed Forces of Canada.

6.03 Public Office

The period during which a Member is absent on leave to serve as a member of the Parliament of Canada or any Provincial Legislature in Canada (or in any other elected public position approved by the Company) shall be included as Pensionable Service if the Member:

(a)elects by written notice to the pension department within one (1) month after the grant of leave to continue to contribute throughout the leave,

(b)while on leave is not accruing benefits under another pension plan other than the Canada Pension Plan or the Quebec Pension Plan, and

(c)throughout the leave continues to contribute to the Fund,

provided, however, that the period of such leave that may be included as Pensionable Service shall not exceed three (3) years unless it is otherwise permitted by Section 6.05.

6.04 Public Service

Where a Member terminates employment to accept a position in the public service, the Company may authorize an arrangement by which the Member would, upon subsequently resuming membership, be credited with the Pensionable Service rendered by that person prior to termination only if the Member transfers directly to the Fund the amount of any refunded contributions and other payments made to the Member out of the Fund with respect to such a

Article 6 – Pensionable Service (continued)

period from a registered retirement savings plan, a deferred profit sharing plan, or another registered pension plan.

6.05 Maximum Deemed Service

(a)The accumulation of Pensionable Service under Sections 6.01(e)(i) to (iv), Section 6.02(b), or Section 6.03 shall be subject to Maximum Deemed Service, and

(b)Any period of Service described in Sections 6.01(e)(i) to (iv), Section 6.02(b), or Section 6.03 that is rendered by a Member after the Member has attained Maximum Deemed Service shall be credited as Pensionable Service in proportion to the ratio of the remuneration actually received by the Member, if any, during that period to the remuneration the Member would have received if the Member had rendered service to the Company on a regular basis.

6.06 Maximum Pensionable Service

The Pensionable Service of a Member shall not include Service of the Member after the date the Member has accumulated thirty-five (35) years of Combined Eligibility Service.

6.07 Calculating Pensionable Service

For the purpose of calculating Pensionable Service,

(a)a Member who is engaged to work on a full-time basis shall be credited with a full month of Pensionable Service for each month in which the Member renders any Service and receives Earnings, subject to Maximum Deemed Service,

(b)a Member who is engaged to work on a part-time basis shall be credited with a full month of Pensionable Service for every twenty-one (21) days of Pensionable Service, subject to Maximum Deemed Service, and

(c)the effect of Section 6.05 shall not be taken into account in determining whether a Member, Former Member, Spouse or Post-Retirement Spouse is entitled to any benefit described in this Plan.

Article 7 – Retirement Date

7.01 Normal Retirement Date

(a)Subject to Section 7.01(b), the Normal Retirement Date of a Member or Former Member shall be the last day of the month in which the Member or Former Member attains the age of sixty-five (65) years.

(b)With respect to every Member:

(i)who ceases to be a Member at the initiative of the Company during a period as may be set by the Company from time to time;

(ii)who is not represented by a Union at the Date of Cessation of Membership; and

(iii)who is offered the opportunity to retire early without the Company’s consent,

the Normal Retirement Date provided in Section 7.01(a) shall not be later than the last day of the month when the sum of the Member’s or Former Member’s age plus Combined Eligibility Service is at least eighty-five (85) years, the Combined Eligibility Service is at least twenty-five (25) years, and the age is at least fifty-five (55) years.

7.02 Early Retirement Date

A Member or Former Member may retire early on the last day of any month in the ten (10)-year period preceding the Normal Retirement Date.

7.03 Late Retirement Date

(a)Where a Member remains in Service after the age of sixty-five (65) years and is not receiving a pension under this Plan, the Member’s Service after reaching the Normal Retirement Date shall, subject to Section 6.06, be included in the Member’s Pensionable Service.

(b)The Late Retirement Date shall be the last day of the last month after the Normal Retirement Date in which the Member renders Service; provided, however, that for the purposes of this Plan no Late Retirement Date of a Member shall be later than the end of the calendar year in which the Member attains seventy-one (71) years of age, or such other date as is acceptable under the Revenue Rules.

Article 8 – Lifetime Pension Formula

8.01 Lifetime Pension Formula

A Member’s pension shall be an amount, calculated as at a Member’s Date of Cessation of Membership, equal to the sum of (a) and (b):

(a)The Member’s Future Pensionable Service multiplied by the greater of (i) or (ii), where:

(i)is $1,975; and

(ii)is the sum of:

(A)1.3% of the Member’s Highest Plan Earnings up to the Average Year’s Maximum Pensionable Earnings; and

(B)2.0% of the Member’s Highest Plan Earnings in excess of the Average Year’s Maximum Pensionable Earnings,

not to exceed the applicable Pension Limit for the calendar year that the pension commences to be paid,

minus the Member’s Future Pensionable Service multiplied by $1,975.

(b)In relation to Past Pensionable Service the greater of (i) or (ii), where:

(i)is the Member’s Past Pensionable Service Offset; and

(ii)is the Member’s Past Pensionable Service multiplied by the lesser of (A) or (B), where:

(A)is the sum of (I) and (II), where:

(I)is 1.3% of the Member’s Highest Plan Earnings up to the Average Year’s Maximum Pensionable Earnings; and

(II)is 2.0% of the Member’s Highest Plan Earnings in excess of the Average Year’s Maximum Pensionable Earnings, and

(B)is the applicable Pension Limit for the calendar year that the pension commences to be paid,

minus the Member’s Past Pensionable Service Offset.

(c)A Member’s Past Pensionable Service Offset is equal to a Member’s Past Pensionable Service multiplied by the lesser of (i) and (ii):

(i)the greater of:

(A)$1,975; and

Article 8 – Lifetime Pension Formula (continued)

(B)the sum of:

(I)1.3% of the Member’s Highest Plan Earnings up to the Average Year’s Maximum Pensionable Earnings; and

(II)2.0% of the Member’s Highest Plan Earnings in excess of the Average Year’s Maximum Pensionable Earnings,

but using Highest Plan Earnings and Average Year’s Maximum Pensionable Earnings determined as though the Member had ceased to be a Member on May 31, 2013,

or

(ii)for each year of Past Pensionable Service on and after August 1, 1991, the Defined Benefit Limit for the year the pension commences, and for each year of Past Pensionable Service prior to August 1, 1991, the greater of:

(A)the Defined Benefit Limit, and

(B)the sum of:

(I)1.3% of the Member’s Highest Plan Earnings up to the Average Year's Maximum Pensionable Earnings; and

(II)2.0% of the Member’s Highest Plan Earnings in excess of the Average Year's Maximum Pensionable Earnings,

where Highest Plan Earnings is determined without reference to Averaged Incentive Compensation.

8.02 Maximum Pension

Notwithstanding anything else in this Article, the amount of monthly pension payable in respect of Pensionable Service rendered after July 31, 1991 from the Plan and the Canadian Pacific Railway Company Pension Plan, excluding that portion of the amount, if any, attributable to the operation of Section 11.01(a)(ii) and clause 11.01(a)(ii) of the Canadian Pacific Railway Company Pension Plan, shall not exceed an amount equal to the product of:

(a)Pensionable Service rendered after July 31, 1991,

and

Article 8 – Lifetime Pension Formula (continued)

(b)the lesser of:

(i)two percent (2%) of the Member’s Highest Plan Earnings,

and

(ii)one-twelfth (1/12) of the Defined Benefit Limit for the year in which the pension commences to be paid.

Article 9 – Amount of Pension

9.01 Normal Retirement

A Member or Former Member who retires at the Normal Retirement Date shall be entitled to a lifetime pension equal in amount to:

(a)if the Member or Former Member has no Spouse at the Retirement Date, the pension calculated in accordance with Article 8 or Article 11, as the case may be;

(b)if the Member or Former Member has a Spouse at the Retirement Date and the Spouse has consented in the prescribed manner, the pension calculated in accordance with Article 8 or Article 11, as the case may be, in the form described in Section 10.03(a), adjusted if applicable in accordance with Section 12.08; or

(c)if the Member or Former Member has a Spouse at the Retirement Date and the Spouse has not consented in the prescribed manner to receive the pension described in Section 9.01(b), the Actuarial Equivalent of the pension calculated in accordance with Section 9.01(b) and in the form described in Section 10.03(b).

9.02 Early Retirement

(a)Where:

(i)a Member retires at an Early Retirement Date with the Company’s consent;

(ii)the sum of the Member’s age and Combined Eligibility Service is at least eighty-five (85) years; and

(iii)if the Member’s Early Retirement Date is:

(A)on or before before December 31, 2022, the Member has reached the age of fifty-five (55) years; or

(B)after December 31, 2022, the Member has reached the age of fifty-seven (57) years,

the Member is entitled to a pension equal in amount to:

(iv)if the Member has no Spouse at the Retirement Date, the pension calculated in accordance with Article 8 or Article 11, as the case may be;

(v)if the Member or Former Member has a Spouse at the Retirement Date and the Spouse has consented in the prescribed manner, the pension calculated in accordance with Article 8 or Article 11, as the case may be, in the form described in Section 10.03(a), adjusted if applicable in accordance with Section 12.08; or

(vi)if the Member or Former Member has a Spouse at the Retirement Date and the Spouse has not consented in the prescribed manner to receive the pension described in Section 9.02(a)(v), the Actuarial Equivalent of the pension

Article 9 – Amount of Pension (continued)

calculated in accordance with Section 9.02(a)(v) and in the form described in Section 10.03(b).

(b)In all other cases where a Member or Former Member retires at an Early Retirement Date, the Member or Former Member is entitled to a pension equal to the lesser of:

(i)the Actuarial Equivalent of the pension otherwise payable from the Normal Retirement Date; and

(ii)the pension otherwise payable from the Normal Retirement Date reduced in accordance with the reduction factors contained in the Revenue Rules.

9.03 Late Retirement

A Member who retires at a Late Retirement Date shall be entitled to a pension equal in amount to

(a)if the Member has no Spouse at the Retirement Date, the pension calculated in accordance with Article 8;

(b)if the Member or Former Member has a Spouse at the Retirement Date and the Spouse has consented in the prescribed manner, the pension calculated in accordance with Article 8 in the form described in Section 10.03(a), adjusted if applicable in accordance with Section 12.08; or

(c)if the Member or Former Member has a Spouse at the Retirement Date and the Spouse has not consented in the prescribed manner to receive the pension described in Section 9.03(b), the Actuarial Equivalent of the pension calculated in accordance with Section 9.03(b) and in the form described in Section 10.03(b).

9.04 Minimum Employer Cost Rule

A Member’s lifetime pension provided for in Sections 9.01, 9.02, or 9.03, as the case may be, shall include a lifetime pension that is the Actuarial Equivalent to the excess of (a) over (b) where:

(a)equals the Member’s contributions and Interest thereon, and

(b)equals fifty percent (50%) of the Actuarially Equivalent lump sum value of the Member’s Pension Accrued.

Article 10 – Payment of Pension

10.01 Monthly Payment

(a)Pensions shall be paid in monthly installments. Installments shall, unless otherwise determined by the Company, be made on or about the last day of each month throughout the lifetime, including the month of death, of the Pensioner.

(b)Following the death of a Pensioner, monthly installments, determined in accordance with Article 12, shall be paid to the Pensioner’s Spouse or Post-Retirement Spouse, as the case may be, if any, commencing with the month following the month of death of the Pensioner, throughout the lifetime, including the month of death, of the Spouse or Post-Retirement Spouse.

10.02 Credit Splitting

In this Section, the terms “spouse” and “common law partner” have the meanings given to them in the Act.

(a)Subject to section 25 of the Act, pension benefits, pension benefit credits and any other benefits under this Plan shall, on divorce, annulment, separation, or breakdown of a common-law relationship, as applicable, be subject to applicable provincial property law.

(b)Pursuant to subsection 25(4) of the Act, a Member, Former Member or Pensioner may, by written agreement, assign, effective as of divorce, annulment, separation or breakdown of a common law relationship, as applicable, all or part of that Member’s, Former Member’s or Pensioner’s pension benefit, pension benefit credit or other benefit under the Plan to the Member’s, Former Member’s or Pensioner’s spouse, former spouse, common-law partner or former common-law partner. In the event of such an assignment, the spouse or common-law partner, as applicable, shall, in respect of the assigned portion of the pension benefit, pension benefit credit or other benefit, be deemed, except with respect to the matters referred to in section 21 of the Act,

(i)to have been a Member of the Plan, and

(ii)to have ceased to be a Member of the Plan as of the effective date of the assignment, but a subsequent spouse or common-law partner of the spouse or common-law partner is not entitled to any pension benefit, pension benefit credit or any other benefit under the Plan in respect of that assigned portion.

(c)In accordance with section 25 and subsection 36(3) of the Act, all or part of a Member’s, Former Member’s or Pensioner’s pension benefit, pension benefit credit or any other benefit under the Plan may be assigned to the Member’s, Former Member’s or Pensioner’s spouse, former spouse, common-law partner or former common-law partner by court order pursuant to applicable provincial property law.

(d)Where, pursuant to section 25 of the Act, all or part of a pension benefit of a Member, Former Member or Pensioner is required to be distributed to the Member’s, Former Member’s or Pensioner’s spouse, former spouse or former common-law partner under a court order or a written agreement between the spouses or common-law partners, the pension benefit may be adjusted so that it becomes payable as two separate pensions, one to the Member, Former Member or Pensioner and the other to the Member’s, Former Member’s or Pensioner’s

Article 10 – Payment of Pension (continued)

spouse, former spouse or former common-law partner, as applicable, provided that the aggregate of the actuarial present values of the two pensions is not less than the actuarial present value of the pension benefit.

(e)Notwithstanding applicable provincial property law, the aggregate of:

(i)the actuarial present value of the pension benefit or other benefit paid to a Member, Former Member or Pensioner, as applicable, and

(ii)the actuarial present value of the pension benefit or other benefit paid to the spouse, former spouse or former common-law partner of the Member, Former Member or Pensioner, as applicable,

pursuant to this Section and section 25 of the Act shall not be greater than the actuarial present value of the pension benefit or other benefit, as the case may be, that would have been payable to the Member, Former Member or Pensioner had the divorce, annulment, separation or breakdown of the common-law partnership not occurred.

(f)If no part of the pension benefit, pension benefit credit or other benefit under the Plan of a Member or Former Member is required to be distributed to the Member’s or Former Member’s spouse, former spouse or former common-law partner under a court order or agreement referred to in Sections 10.02(b) and 10.02(c), the Member’s or Former Member’s pension benefit may be adjusted so that it becomes payable as a single life pension.

10.03 Joint and Survivor Pension

Subject to an election of an optional form of pension in accordance with Section 10.04, a Member or Former Member with a Spouse at their Retirement Date shall (subject to Section 12.08) receive:

(a)If the Spouse has consented in writing in the prescribed form, a joint and survivor form of pension on the lives of the Member and Spouse. Following the death of the Pensioner fifty percent (50%) of the pension that the Pensioner was receiving is payable to the Spouse during the continued lifetime of the Spouse.

(b)If the Spouse has not consented in writing in the prescribed form, a joint and survivor form of pension on the lives of the Member and Spouse that is Actuarially Equivalent to the pension in Section 10.03(a). Following the death of the Pensioner, sixty percent (60%) of the pension that the Pensioner was receiving is payable to the Spouse during the continued lifetime of the Spouse.

10.04 Optional Forms of Pension

A Member may elect, prior to their Retirement Date, one of the optional forms of lifetime pension specified in this Section 10.04. The optional form of lifetime pension shall be Actuarially Equivalent to the applicable normal form of lifetime pension described in Article 9 and Section 10.01.

(a)Life Annuity with a Guaranteed Period

Article 10 – Payment of Pension (continued)

A Member who does not have a Spouse at his Retirement Date may elect a reduced amount of lifetime pension with a guaranteed term of either one hundred and twenty (120) or one hundred and eighty (180) months. For greater clarity, in the event the Member dies prior to the end of such guaranteed term, the remaining guaranteed period and payments shall be completed prior to any payments pursuant to Section 12.06(b).

(b)Life Annuity Continuing to Spouse

A Member who has a Spouse at his Retirement Date may elect a reduced amount of lifetime pension in a joint and survivor form on the lives of the Member and Spouse. Following the death of the Member, a percentage of the lifetime pension, either eighty percent (80%) or one hundred percent (100%), as elected by the Member, is payable to the Spouse if surviving, during the continued lifetime of the Spouse.

10.05 Conditions Applicable to Optional Forms of Pension

An election to receive an optional form of lifetime retirement pension under Section 10.04 may be revoked or changed provided either:

(a)written notice of such revocation or change is received from the Member by the Company at least thirty (30) days prior to payment of the first installment of the lifetime pension benefit; or

(b)the Spouse under a surviving spouse form of pension has died prior to payment of the first installment of the lifetime pension benefit to the Member.

Article 11 – Entitlement on Termination of Employment

11.01 Entitlement on Termination

(a)A Member shall be entitled on termination of employment to a lump sum equal to the sum of:

(i)the Actuarial Equivalent lump sum value of the Pension Accrued; and

(ii)the excess of the Member’s contributions and Interest thereon over fifty percent (50%) of the amount described in Section 11.01(a)(i).

(b)In lieu of the lump sum calculated in accordance with Section 11.01(a), the Member may elect to receive a lifetime pension which is the Actuarial Equivalent of such amount commencing at the Member’s Normal Retirement Date.

11.02 Termination of Employment

In this Article, “termination of employment” means cessation of membership in the Plan other than by retirement or death.

11.03 Payment of Benefit or Refund

No benefit or refund to which a Member is entitled under this Article shall be paid out of the Fund otherwise than:

(a)as a pension, or

(b)in accordance with Article 13.

Article 12 – Death Benefits

12.01 Death Before Early Retirement Eligibility

Where a Former Member dies or where a Member dies before becoming eligible for early retirement, the Member is deemed to have terminated Service on the date of death and not died.

(a)The Spouse, or if there is no Spouse, the Beneficiary, is entitled to receive a lump sum equal to the amount calculated in accordance with Section 11.01(a).

(b)In lieu of receiving the lump sum provided for in Section 12.01(a), a Spouse may elect to receive a pension commencing at Normal Retirement Date and Actuarially Equivalent to that lump sum.

12.02 Death Before Early Retirement Eligibility:
More Than Fifteen (15) Years Combined Eligibility Service

Where a Member with a Spouse dies before becoming eligible for early retirement and has at least fifteen (15) years of Combined Eligibility Service and the sum of the Member’s age and Combined Eligibility Service is at least sixty (60) years, the Spouse may elect to receive, in lieu of the benefit provided for in Section 12.01, the greater of:

(a)the amount calculated in accordance with Section 11.01(a), and

(b)fifty percent (50%) of the Actuarially Equivalent lump sum value of the Member’s Pension Accrued, calculated as if payable for the lifetime of the Spouse, commencing from the end of the month of death;

or, in lieu of such lump sums, a pension payable to the Spouse from the end of the month of death that is Actuarially Equivalent.

12.03 Intentionally Left Blank

12.04 Death After Becoming Eligible for Early Retirement

Where a Member or Former Member dies after becoming eligible for early retirement, but before retirement, the Spouse is entitled to receive a pension payable to the Spouse from the end of the month of death and Actuarially Equivalent to the lump sum value of the Member’s Pension Accrued.

The Spouse of a Member who is entitled to a pension in accordance with this paragraph may elect to transfer the Actuarially Equivalent lump sum value of the pension to a Locked-in Retirement Fund.

12.05 Death After Becoming Eligible for Early Retirement:
More Than Fifteen (15) Years Combined Eligibility Service

Where a Member dies after becoming eligible for early retirement, but before retirement and has at least fifteen (15) years of Combined Eligibility Service and the sum of the

Article 12 – Death Benefits (continued)

Member’s age and Combined Eligibility Service is at least sixty (60) years, the Spouse may elect to receive, in lieu of the benefit provided for in Section 12.04, the greater of:

(a)a pension payable to the Spouse from the end of the month of death and Actuarially Equivalent to the amount calculated in accordance with Section 12.04, and

(b)a pension equal to fifty percent (50%) of the Member’s Pension Accrued.

The Spouse of a Member who is entitled to a pension in accordance with this Section 12.05 may elect to transfer the Actuarially Equivalent lump sum value of the pension to a Locked-In Retirement Fund.

12.06 Death After Retirement

(a)Subject to an election of an optional form of pension in accordance with Section 10.04, where a Pensioner dies, the Spouse of the Pensioner at the Retirement Date is entitled to a pension in accordance with the form of pension elected by, or otherwise provided to, the Member, in accordance with Sections 10.03 and 10.04(b).

(b)Where a Pensioner dies and the Pensioner:

(i)had no Spouse at the Retirement Date;

(ii)had a Spouse at the Retirement Date whose entitlement in respect of the Pensioner’s pension assets was determined by a valid agreement or court order effective as of divorce, annulment, separation, or breakdown of a common-law relationship; or

(iii)had a Spouse at the Retirement Date who predeceased the Pensioner,

the Pensioner’s Post-Retirement Spouse, if any, is entitled to a lifetime pension equal to:

(iv)fifty percent (50%) of the pension that the Pensioner was receiving and of any pension payable to the Pensioner’s Spouse that ceased being payable to the Spouse on the death of the Pensioner subject, however, to any continuing entitlement of the Spouse at Retirement Date to the Pensioner’s pension assets pursuant to a valid agreement or court order effective as of divorce, annulment, separation or breakdown of a common-law relationship.

12.07 Refund of Residual Contributions

(a)Where a Member, Former Member or Pensioner dies and has no Spouse or Post-Retirement Spouse, a refund of that person’s contributions and Interest thereon accrued to the earlier of the date of death or the Retirement Date, less any pension, lump sums or prior refunds paid from the Fund in respect of that person, shall be paid to that person’s Beneficiary.

(b)Where a Spouse or Post-Retirement Spouse receiving, or entitled to receive, a pension under this Article dies, the contributions of the Member, Former Member or Pensioner, as the case may be, and Interest thereon accrued to the earlier of the date of death of the Member or Former Member or the Retirement Date of the Pensioner, less any pension, lump sums or

Article 12 – Death Benefits (continued)

prior refunds paid from the Fund in respect of the Member, Former Member or Pensioner, shall be paid to the Spouse’s or the Post-Retirement Spouse’s estate.

12.08 Spouse: More Than Ten (10) Years Younger than Pensioner

Notwithstanding anything contained elsewhere in this Article, where a Spouse or Post-Retirement Spouse, as the case may be, has elected to receive, or will by operation of this Article receive, a pension or a lump sum under Section 12.02, Section 12.05, or Section 12.06 and that Spouse or Post-Retirement Spouse is more than ten (10) years younger than the Pensioner, the lifetime pension or lump sum to the Spouse or Post-Retirement Spouse shall be reduced by one percent (1%) for each complete year of difference in their ages beyond ten (10) years and the reduction in respect of any remaining portion of a year of difference shall be calculated proportionately.

12.09 Payment of Benefit or Refund

No benefit or refund to which a Spouse is entitled under this Article shall be paid out of the Fund otherwise than:

(a)as a pension, or

(b)in accordance with Article 13.

12.10 Short Life Expectancy

Where a Member has been diagnosed to be terminally ill with a life expectancy of one (1) year or less and the Company’s Chief Medical Officer or his designate provides to the Company a written report that he concurs with the life expectancy of one (1) year or less, then notwithstanding Section 4.02, Article 7, Article 11 and Section 13.01, the following provisions apply:

(a)If the Member has reached the Normal Retirement Date or has accrued ten (10) or more years of Pensionable Service, the Member may elect to retire effective the last day of any month following the date the Company’s Chief Medical Officer provides his report, the effective date of the Member’s election to retire shall be the Member’s Retirement Date under the Plan, and the Member shall receive a pension equal in amount to:

(i)if the Member has no Spouse at the Retirement Date, the pension calculated in accordance with Article 8,

(ii)if the Member has a Spouse at the Retirement Date and the Spouse has elected in prescribed form to receive the benefit described in Section 10.03(a), and adjusted if applicable in accordance with Section 12.08, the pension calculated in accordance with Article 8,

(iii)if the Member has a Spouse at the Retirement Date and the Spouse has not elected in the manner referred to in Section 10.03(a), the Actuarial Equivalent of the pension calculated in accordance with clause (ii) above, payable in accordance with Section

Article 12 – Death Benefits (continued)

10.03(b) or, if the Member elects an optional form of payment, in accordance with Section 10.04 as applicable.

(b)In lieu of the pension provided in subparagraph (a) of this Section, the Member may elect a transfer in accordance with Article 13 equal to the Actuarial Equivalent lump sum value of such pension, subject to the condition that if the Member has a Spouse, the Spouse must elect in prescribed form to waive his/her right to any benefit from the Plan. The Actuarial Equivalent lump sum value shall be calculated taking into account the actual marital status of the Member and Sections 12.06, 12.07 and 12.08 but not taking into account the Member’s life expectancy being one (1) year or less.

(c)If the Member has not reached the Normal Retirement Date and has not accrued ten (10) or more years of Pensionable Service, the Member may elect to cease membership in the plan on any date following the date the Company’s Chief Medical Officer provides his report, the effective date of the Member’s election shall be the Member’s Date of Cessation of Membership under the Plan regardless of whether the Member has ceased to be an Employee, and the Member shall be entitled to a transfer in accordance with Article 13 equal to the Actuarial Equivalent lump sum value of the Member’s Pension Accrued and payable commencing at the Member’s Normal Retirement Date, subject to the condition that if the Member has a Spouse, the Spouse must elect in prescribed form to waive his/her right to any benefit from the Plan.

In all cases, an Actuarial Equivalent lump sum value calculated in this Section 12.10 shall not be less than the value of any benefits that the Member would be eligible to receive under Article 9 or Article 11 at his Retirement Date or Date of Cessation of Membership.

Article 13 – Portability

13.01 Voluntary Portability

Where a Member ceases to be a Member before the later of:

(a)the date the Member becomes eligible to retire under Section 7.02, and

(b)the age of fifty-five (55) years,

and the Former Member or the Spouse, as the case may be, has become entitled to receive an amount pursuant to Article 11 or 12, as applicable, as a consequence of such cessation of membership and is not entitled to a pension nor has elected to receive a pension in lieu thereof:

(i)A Former Member who was a Member for less than two (2) continuous years, or the Spouse of such a Former Member, as applicable, may elect to:

(A)receive the value of the amount as a cash payment less withholding taxes; or

(B)transfer the value of the amount to a registered retirement savings plan.

(ii)A Former Member who was a Member for two (2) or more continuous years, or the Spouse of such a Former Member, as applicable, may elect to:

(A)transfer the value of the amount to another registered pension plan if that other plan permits;

(B)transfer the value of the amount to a registered retirement savings plan; or

(C)use the value of amount to purchase an immediate or deferred life annuity.

provided that the pension plan, registered retirement savings plan or annuity is of the kind prescribed by the Regulations.

13.02 Voluntary Portability: Notification

The Former Member or Spouse shall notify the pension department, in the manner and within the time period prescribed by the Act and Regulations, of any direction regarding the transfer of any amount under this Article 13.

A Former Member shall only be permitted to make a transfer pursuant to Section 13.01 if the Former Member’s Spouse has consented to the transfer in the form required by the Act and Regulations.

13.03 Compulsory Portability

Where, at any time, a Member ceases to be a Member and the Actuarially Equivalent value of the Member’s pension payable under the Plan is less than twenty percent (20%) of the Year’s Maximum Pensionable Earnings for the calendar year in which the Date of Cessation of Membership occurs or the Former Member dies, the Member, Former Member or Spouse, as the case may be, must:

Article 13 – Portability (continued)

(a)receive that value as a cash payment less withholding taxes; or

(b)transfer that value to a registered retirement savings plan.

13.04 Transfer Agreements

The Company may, with the approval of the Board, enter into agreements with other employers in respect of employees who cease employment with one of the parties and commence employment with the other, for the transfer of pension benefit credits, as defined in the Act, and such related matters as may be agreed upon.

13.05 Maximum Transfer Value

Notwithstanding anything else in this Article, where an amount to be transferred pursuant to this Article exceeds the amount permitted to be transferred pursuant to the Revenue Rules, the excess shall not be transferred but shall be paid directly to the Member or Former Member.

13.06 Non-resident Former Members

(a)Notwithstanding Sections 13.01 and 13.03, where a Former Member has ceased to be a resident of Canada for at least two (2) calendar years, the Former Member may, subject to any requirements of the Act and Regulations, direct that any amount to which the Former Member has become entitled pursuant to Article 11 (and has not elected to receive a pension in lieu thereof) be paid directly to the Former Member (less statutory withholdings), by transfer of the amount to a retirement savings plan, by transfer of the amount to a pension plan, if that other plan permits, or by application of the amount to the purchase of an annuity, whether or not such pension plan, retirement savings plan or annuity is of the kind prescribed by the Regulations.

(b)A Former Member shall be deemed to have been a resident of Canada throughout a calendar year if the Former Member has sojourned in Canada in the year for a period of, or periods the total of which is, one hundred and eighty-three (183) days or more.

Article 14 – Administration

14.01 Administrator

The Plan shall be administered by the Company. The Company, subject to the Plan and the Act and the Regulations, shall:

(a)determine the eligibility of Members, Former Members and Spouses to receive pensions, lump sums and refunds,

(b)determine the amounts of Members’ contributions, pensions, lump sums and refunds,

(c)prescribe the conditions under which pensions, lump sums and refunds may become payable,

(d)retain from time to time the services of an Actuary,

(e)retain the services of such auditors or other technical advisors as may be deemed necessary or appropriate, and

(f)perform such other duties as may be prescribed by the Act and Regulations.

14.02 Proof of Age and Entitlement

(a)Every Employee shall furnish to the Company, when required to do so, proof of age satisfactory to the Company.

(b)Every Member, Former Member, Pensioner, Spouse or Post-Retirement Spouse, as the case may be, shall furnish, as may be required, proof (including proof of marriage and age where applicable) satisfactory to the Company of that person’s entitlement to any pension, lump sum or refund under this Plan.

(c)In the absence of actual notice to the contrary, the Company shall authorize payment of benefits in accordance with the information provided by the Member, Former Member or Pensioner. If there is a dispute as to whether a person is a Spouse, Post-Retirement Spouse, Beneficiary, or any other person entitled to payments hereunder, or where two or more persons make adverse claims in respect of a Member’s or Former Member’s benefit, or where a person makes a claim that is inconsistent with information provided by the Member or Former Member, the Company may obtain court directions and neither the Company nor the Plan nor the Fund shall be held liable for any delays in payment of benefits hereunder as a result of such dispute.

14.03 Provision of Information

Every Pensioner and every Spouse or Post-Retirement Spouse receiving a pension under this Plan shall, upon request, furnish to the pension department such information in such form as the Company may require.

14.04 Communications to Employees

Article 14 – Administration (continued)

(a)Each Member and each Employee who is eligible to become a Member, and that person’s Spouse, shall be given at the times and in the circumstances and manner prescribed in the Regulations:

(i)a written explanation of the Plan;

(ii)a written explanation of any applicable amendments thereto; and

(iii)such other information as is prescribed by the Regulations.

(b)Each Member and each Member’s Spouse shall be given, at the times and in the circumstances and manner prescribed by the Regulations, a written statement annually, showing such information as is prescribed in the Regulations.

(c)Each Former Member and Pensioner, and each Former Member’s or Pensioner’s Spouse shall be given, at the times and in the circumstances and manner prescribed by the Regulations, a written statement annually, showing such information as is prescribed in the Regulations.

(d)Each Member, Former Member, Pensioner and Spouse may, once in each year of operation of the Plan, either personally or by an agent authorized in writing for that purpose,

(i)examine the prescribed documents filed with the Superintendent, at the pension department of the Company or at such other place as is agreed to by the Company and the person requesting to examine the documents, and

(ii)order, in writing, a photocopy of any such documents and the Company shall comply with such order upon payment of such reasonable fee as the Company may fix.

(e)Where a Member retires or ceases to be a Member, the Company shall give to that Member and to the Spouse a written statement, in the form prescribed by the Regulations, of the Member’s pension benefits and other benefits payable under the Plan, within thirty (30) days (or such longer period as the Superintendent may allow) after the Retirement Date or the Date of Cessation of Membership, as the case may be.

(f)If a Member of the Plan dies, the Company shall give the written statement referred to in Section 14.04(e), in the form and containing the information prescribed by the Regulations, within thirty (30) days after the date of the death to the Member’s Spouse, if there is one, to the Member’s designated Beneficiary, if the Company has been notified of the designation and there is no Spouse, or, in every other case, to the executor, administrator or liquidator of the Member’s estate or succession.

Article 14 – Administration (continued)

14.05 Pensions to Incompetents

Where a person entitled to receive a payment under the Plan is:

(a)a minor; or

(b)on the basis of medical evidence, physically or mentally incompetent to receive it,

and there is no guardian, curator, committee or other representative legally responsible for the estate of such person, the Company may make payment in trust for such person to such other person, group of persons or agency as, in the opinion of the Company, is best qualified to receive and administer the payment. Such payment shall constitute a full discharge of the payment obligation under the Plan.

14.06 Payments to Estates

Any payment that is to be made to the estate of a Member, Former Member, Pensioner, Spouse or Post-Retirement Spouse shall be made to that person’s legal representatives, or if no legal representative has been appointed, to such person or persons as the Company may, in its sole discretion, determine upon such person or persons furnishing such evidence and giving such security as the Company may require. Such payment shall constitute a full discharge of the payment obligation under the Plan.

14.07 Currency of Payments

All pensions, lump sums and refunds, including Interest, shall be calculated and paid in Canadian currency.

14.08 Interest on Late Payments

Interest shall be paid on any amount transferred from the Fund in accordance with Article 13 from the day following the Date of Cessation of Membership to the last day of the month preceding the month in which the amount is paid.

14.09 Statutory Pension Plans

If:

(a)the Company is required at any time, by statutory enactment or otherwise, to make contributions to any pension fund or plan other than the Canada Pension Plan or the Quebec Pension Plan, or

(b)a change occurs in the rate at which the Company is required to make contributions under the Canada Pension Plan or the Quebec Pension Plan,

Article 14 – Administration (continued)

then, subject to the Act and Regulations and with the approval of the Board, the Plan may be amended so that the pension benefits provided in this Plan shall be integrated with any that may be introduced by reason of revision or creation of other pension plans to which the Company is or may become subject in such manner as will, to the fullest extent possible, prevent the Company from being subjected to additional financial burdens; provided, however, that no such amendment of this Plan shall affect the Pension Accrued of each Member at that date.

14.10 Re-employment of Pensioner

(a)The pension payable to any Pensioner of less than seventy-one (71) years of age employed by the Company may, with the approval of the Pensioner, be suspended during the period of such employment.

(b)Payment of a pension suspended pursuant to Section 14.10(a) shall recommence on the first day of the month following the earlier of:

(i)the day the Pensioner attains the age of seventy-one (71) years, and

(ii)termination of the period of employment,

and the amount of pension payable to the Pensioner shall be increased, not to exceed the maximum increase permitted by the Revenue Rules, so that the value of the pension is Actuarially Equivalent to the value of the pension immediately prior to the period of suspension of payment.

(c)The Retirement Date of a Pensioner shall not be affected by the suspension or consequent adjustment of a pension pursuant to this Section.

(d)Where a Pensioner whose pension has at any time been suspended pursuant to Section 14.10(a) dies, the benefit to which the Spouse or Post-Retirement Spouse is entitled under Article 12 shall be calculated on the basis of the pension the Pensioner was receiving at the time of death; and where a Pensioner with a suspended pension dies while employed by the Company, the pension shall be increased as if the Pensioner had terminated employment on the date of death and not died.

14.11 Assignment and Garnishment

Except as otherwise provided under the Act and Regulations, no pension benefit, as defined in the Act, provided under the Plan is capable of being assigned, charged, anticipated or given as security or confers on a Member, Former Member or Pensioner, that person’s personal representative or dependent or other person, any right or interest therein that is capable of being assigned, charged, anticipated or given as security; and except as otherwise provided under the Plan, no pension or deferred pension is capable of being surrendered or commuted during the lifetime of the Member, Former Member,

Article 14 – Administration (continued)

Pensioner, Spouse or Post-Retirement Spouse or confers on a Member, Former Member or Pensioner, that person’s personal representative or dependent or other person, any right or interest therein that is capable of being surrendered or commuted during the lifetime of the Member, Former Member, Pensioner, Spouse or Post-Retirement Spouse.

14.12 Compliance with Act and Regulations

Where any pension, lump sum or refund is required under the Act or Regulations to be administered, or paid, in a manner different from that stipulated in this Plan or to be paid to a person other than the person stipulated in this Plan, the pension, lump sum or refund shall, notwithstanding the provisions of this Plan, be administered or paid in accordance with the Act and Regulations.

14.13 Company Rights

(a)Nothing contained in this Plan shall affect any rights which the Company otherwise has to terminate the employment of any Employee at any time.

(b)The Company may, subject to the approval of the Board, amend or terminate this Plan; provided, however, that no amendment or termination of the Plan shall reduce the entitlement of any person to a Pension Accrued at the date of the amendment or termination except as may be permitted under the Act and Regulations.

(c)Notwithstanding the Company’s general power to amend the Plan subject to Board approval, the Company, through the joint approval of any two of the following officers of the Company:

(i)President and Chief Executive Officer,

(ii)Vice-President and Chief Human Resources Officer,

(iii)Executive Vice-President and Chief Financial Officer, and

(iv)any other officer designated by the Board,

shall have specific authority, without the need for Board approval, to make amendments that:

(v)document administrative practice or clarify interpretation,

(vi)are required as a result of changes in the Act, Regulations, or Revenue Rules,

(vii)are requested by the regulators of the Act, Regulations, or the Revenue Rules, or

(viii)result in only minor modifications to the Plan provisions,

Article 14 – Administration (continued)

and provided such amendments have a minimal or no financial impact on the Company or the Plan.

14.14 Sex Discrimination

(a)The sex of a Member or Former Member or of that person’s Spouse shall not be taken into account for purposes of determining the amount of any contribution to be paid by the Member or the amount of any benefit to which the Member or Former Member or that person’s Spouse becomes entitled under the Plan.

(b)Notwithstanding Section 14.14(a), amounts transferred in the circumstances contemplated under section 26 of the Act may vary according to the sex of the Member, Former Member or that person’s Spouse or Post-Retirement Spouse, if the variation is such that the pension benefit payable does not vary materially according to the sex of such persons.

14.15 Missing Persons

Where an individual entitled to pension benefits under the Plan cannot be located, subject to the requirements of the Act and Regulations, the Company may transfer such individual’s pension benefits under the Plan to the entity designated for this purpose pursuant to the Act and Regulations.

Article 15 – Indexation

15.01 Eligibility

This Article shall apply to:

(a)Pensioners, who, as of December 31st of the immediately preceding year have reached the age of sixty-five (65) and have been in receipt of pension benefits from the Plan for at least five (5) years,

(b)Spouses or Post-Retirement Spouses, as the case may be, of deceased Pensioners who, had they not died, would have been Pensioners described in Section 15.01(a) as the case may be, and

(c)Spouses of Members who died in Service, who, as of December 31st of the immediately preceding year, have been deceased for at least five (5) years and, had they not died, would have reached the age of sixty-five (65).

15.02 Effective Date

On January 1 of each year following the effective date of the Plan, the pension then payable to each person to whom this Article applies shall be increased in accordance with the formula contained in Appendix A.

15.03 Indexation and Calculation of Lump Sum Values

The operation of this Article shall be taken into account in calculating the Actuarially Equivalent lump sum value of the Member’s Pension Accrued.

15.04 Mandatory Indexation

Notwithstanding anything contained elsewhere in this Article, if mandatory pension indexation is legislated by the Parliament of Canada, the indexation arrangement set out herein will be integrated with the mandatory requirement so that the indexation will not exceed the greater of that provided for herein or that required by the legislation.

Appendix A: Indexation Formula

The amount by which a pension shall be increased pursuant to Article 15 shall be calculated by multiplying:

(a)the least of:

(i)fifty percent (50%) of (A) divided by (B) minus (C), with such amount not to be less than zero (0), where:

(A)is the average Consumer Price Index for each month in the twelve (12)-month period ending on the immediately preceding September 30th,

(B)is the average Consumer Price Index for the twelve (12)-month period immediately preceding the period in subclause (i)(A) above, and

(C)is one (1).

(ii)three percent (3%), and

(iii)one hundred percent (100%) of (A) divided by (B) minus (C), with such amount not to be less than zero (0), where:

(A)is the average Consumer Price Index for each month in the twelve (12)-month period ending on the September 30th preceding the twelve (12)-month period determined in subclause (i)(A) above,

(B)is the average Consumer Price Index for the twelve (12)-month period immediately preceding the period in subclause (iii)(A) above, and

(C)is one (1).

by

(b)seventy-five percent (75%) of the amount of pension that is in respect of Pensionable Service accrued on and after January 1, 2001.